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                                                                  EXHIBIT 10.14




                              EMPLOYMENT AGREEMENT


                                  dated as of

                                 April 1, 2000

                                    between

                               COHO ENERGY, INC.


                                      and


                                GERALD E. RULEY


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                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of April 1, 2000 (this "Agreement") by and among COHO ENERGY, INC., a Texas corporation (the "Company"), and GERALD E. RULEY (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company is engaged in the exploration for and production and transmission of crude oil and natural gas; and

                  WHEREAS, the Company desires to engage Executive as Vice President Operations, Exploitation, Land and Reserves upon the terms and conditions contained in this Agreement; and

                  WHEREAS, Executive desires to be so employed by the Company from and after the Effective Date, as hereinafter defined, upon the terms and conditions contained in this Agreement; and

                  WHEREAS, the parties hereto desire to enter this Agreement upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

                  1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

                           (a)      Position. Executive shall be the Vice
President Operations, Exploitation, Land and Reserves of the Company.

                           (b)      Duties. The Executive will direct and be
responsible for the day-to-day activities of the company involving Engineering, Geological, Geophysical, Land, Field Operations, and their related support functions. The Executive will provide the company with planning and execution of projects designed to economically increase production, and company value.

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                           (c)      Place of Employment. During the term of
this Agreement, the Executive shall perform the services required by this Agreement at the principal executive office of the Company.

                           (d)      Performance of Duties. The Executive agrees
to devote his full time and best efforts to the performance of his duties and to serve the Company well and faithfully in conformity with the direction of the President and Chief Executive Officer and written policies of the Company. The foregoing shall not prevent Executive from serving on the boards of directors of which he is a member as of the Effective Date (which have been disclosed and approved prior to the execution hereof as listed on Appendix B) so long as such service does not interfere or conflict with the Executive's discharge of his duties under this Agreement.

                  2.       Term.

                           (a)      Effective Date. This Agreement shall become
effective on the effective date (the "Effective Date") of the Debtors' and Official Committee of Unsecured Creditors' Joint Plan of Reorganization ("Plan").

                           (b)      Termination Date. The term of employment
under this Agreement shall terminate upon the earliest to occur of the following events (the date specified in each such event is referred to as the "Termination Date"):

                                    (i)   Two (2) years after the Effective
                           Date; provided, however, that the term of this Agreement shall automatically be extended from day to day so that it always has a remaining term of two (2) years, unless the Company or Executive gives written notice to the other party that it does not wish to continue to extend the term, in which event the term will terminate two (2) years from the date of such notice;

                                    (ii)  the date upon which the Company
                           terminates the Executive's employment by the Company for Cause or without Cause (it being understood that the date of termination shall be the date upon which the Company provides the Executive written notice of such event);

                                    (iii) the date of the Executive's death;

                                    (iv)  the date upon which the Company
                           terminates Executive's employment by the Company as a result of Executive's Disability;

                                    (v)   the date upon which Executive effects
                           a Voluntary Termination with or without (it being understood that the date of termination shall be the date upon which Executive provides the Company written notice of such event); or

                                    (vi)  the date of a Change of Control.

                           (c)      Performance of Duties During Notice Period.
In the event that either (i) the Company terminates the Executive's employment pursuant to Section 2(b)(ii)



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hereof or (ii) Executive effects a Voluntary Termination pursuant to Section
2(b)(v), Executive, if requested by the Company, shall continue to render services hereunder to the Company for the 30-day notice period (or if shorter, until the Termination Date), and shall, in such event, be paid the compensation and benefits hereunder for the remainder of such period.

         3.       Compensation and Benefits.

                  (a) Base Salary.

                           (i) The Company shall pay the Executive a base salary at the annual rate of $250,000 per year ("Base Salary").

                           (ii) The Base Salary shall be paid in equal installments, consistent with the manner in which other senior executives of the Company are paid, and subject to all applicable withholding and deductions, in accordance with the usual payroll practices of the Company, but not less frequently than monthly.

                  (b) Performance Bonus. The Company shall pay Executive a performance bonus (the "Performance Bonus") in respect of each fiscal year of the Company during the term of this Agreement in accordance with a management performance plan which shall be implemented by the Company's Board of Directors (the "Board") as soon as practicable after the Effective Date.

                  (c) Benefits. During the term of this Agreement, the Executive shall be entitled to all such employment benefits as may, from time to time, be made generally available to employees and senior executives of the Company, including, but not limited to, pension or other retirement plans, medical plans, disability plans, incentive plans, stock plans, investment plans, additional compensation plans and all other group and other insurance plans and benefits to the extent that the Executive is, and remains, eligible to participate therein and subject to eligibility provisions of such plans then in effect.

                  (d) Business Expenses. The Company shall pay, either directly or by reimbursement to the Executive, all documented expenses incurred by the Executive, including travel and entertainment expenses, in the performance of his duties upon submission of appropriate evidence thereof and on a basis consistent with the Company's current policies on the date of this Agreement.

                  (e) Vacation. For each year of this Agreement, the Executive shall be entitled to paid vacation in accordance with the Company's standard policy for the Company's executives.

                  (f) Stock Options. As soon as practical after the Effective Date, the Board shall implement an Equity Participation Plan and shall grant to Executive a nonqualified stock option for the number of shares and upon the terms set forth in Appendix A (which option shall be incorporated into a Stock Option Grant Agreement executed by the parties).



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                  (g) Standby Loan. Executive shall be entitled to purchase at par value on the Effective Date, a 0.15% participation in the Standby loan as such term is defined in the Plan.

         4.       Compensation Upon Termination of Employment.

                  (a) Expiration of Term. If Executive's employment by the Company is terminated pursuant to Section 2(b)(i), whether due to the expiration of the initial term or any renewal term, the Company shall pay Executive the compensation and other benefits expressly provided under this Agreement through the Termination Date, and any unpaid Performance Bonus for any prior fiscal periods.

                  (b) Termination Upon Death. If Executive's employment by the Company is terminated as a result of the occurrence of Executive's death pursuant to Section 2(b)(iii), the Company shall be obligated to pay to the Executive's estate any unpaid compensation and other benefits expressly provided under this Agreement through the Termination Date, and any unpaid Performance Bonus for any prior fiscal periods.

                  (c) Termination Because of Disability. If Executive's employment by the Company is terminated by the Company as a result of the occurrence of Executive's Disability pursuant to Section 2(b)(iv), the Company shall pay Executive the compensation and other benefits expressly provided under this Agreement through the Termination Date, and any unpaid Performance Bonus for any prior fiscal periods.

                  (d) Termination by the Company for Cause. If Executive's employment by the Company is terminated by the Company for Cause pursuant to
Section 2(b)(ii), Executive shall receive the compensation and other benefits expressly provided under this Agreement through the Termination Date.

                  (e) Termination by the Company without Cause. If Executive's employment by the Company is terminated by Executive without Cause pursuant to
Section 2(b)(ii), the Company shall pay Executive (i) the compensation and other benefits expressly provided under this Agreement through the Termination Date, (ii) any unpaid Performance Bonus for any prior fiscal periods, and (iii) a lump sum payment equal to two (2) times the Base Salary.

                  (f) Termination Following Change of Control. A Change of Control shall be treated as a termination of the Executive's employment under
Section 4(e).

                  (g) No Mitigation. If the Executive's employment described herein is terminated, the Executive shall have no duty to mitigate his damages or seek other employment, and the Company shall have no right to offset any amounts which are paid to or earned by Executive from other employment obtained by Executive (including self-employment) against any amounts which are payable to Executive pursuant to this Agreement.

                  (h) Continuation of Health and Life Insurance Coverage. At Executive's own expense, Executive and Executive's dependents shall also be entitled to any continuation of health insurance coverage rights after the Termination Date under any applicable




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law; provided, however, that in the event of the termination of Executive's employment with the Company pursuant to Section 4(e), health and life insurance coverage shall be provided at the Company's expense for two (2 ) years after the Termination Date on the same basis as for other senior executives of the Company, including the same employee contributions and co-payments which are required for other employees.

              (i) Effects of Termination; Payments.

                  (i) Effective as of the Termination Date, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company and its subsidiaries.

                  (ii) The covenants and agreements of the Executive contained in Sections 5, 6 and 7 shall survive termination of the Executive's employment by the Company and the termination of this Agreement.

                  (iii) All payments due to Executive or his estate pursuant to
         Section 4 shall be paid as soon as practicable after the Termination Date, but in no event later than ten (10) days thereafter, except in the case of the Performance Bonus for any prior fiscal period which shall be paid as soon as practicable after the end of such fiscal period, but not later than sixty (60) days thereafter, and except for payments pursuant to Section 4(h).

         5. Confidentiality and Non-Disclosure. Executive recognizes that he will occupy a position of trust with respect to the Company and agrees to use all Confidential Information solely in connection with the performance of services for or on behalf of the Company. Executive shall not, during the term of this Agreement, or at any time after the termination of this Agreement, in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or (ii) otherwise directly or indirectly misuse any Confidential Information; provided, however, that (y) none of the provisions of this Section 5 shall apply to disclosures made for valid business purposes of the Company.

         Executive hereby acknowledges and agrees that all personal property and equipment, relating to the business of the Company, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company, furnished to or prepared by Executive in the course of or incident to Executive's employment, belongs to the Company and shall be promptly returned to the Company within three (3) days after the Termination Date. Following the Termination Date, Executive will not retain any written or other tangible material containing any proprietary information of the Company.

         6. Non-Solicitation. Executive hereby covenants and agrees that, during the term of this Agreement and for a period of one (1) year thereafter, Executive shall not, for himself or any third party, directly or indirectly, (i) interfere with the contractual relationship



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between the Company and any of its vendors or suppliers or (ii) employ or solicit for employment any officer or key employee who is employed by the Company.

         7. Enforcement. It is understood and agreed by the parties that no amount of money would adequately compensate the Company for damages which the parties acknowledge would be suffered as a result of a violation by the Executive of the covenants contained in Sections 5 and 6 above, and that, therefore, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief (without the need to post bond) to enforce the provisions of Sections 5 and 6, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The provisions of this Section 8 shall survive the termination of this Agreement.

         8. Certain Defined Terms. For purposes of this Agreement the following terms and phrases shall have the following meanings:

                  "Cause" shall mean: (i) the Executive shall have committed an act of fraud, embezzlement or misappropriation against the Company or committed a material breach of fiduciary duty owed to the Company; or (ii) the Executive shall have been convicted by a court of competent jurisdiction (or entered a plea of guilty or nolo contendere) of any felony or crime involving moral turpitude or fraud (other than a traffic offense); or (iii) the Executive shall have engaged in willful misconduct, material breach of his obligations under this Agreement or the refusal or failure to perform his duties as required by this Agreement (other than as a result of incapacity due to physical or mental illness) which violations are not remedied within 15 days after receipt of written notice from the Company specifying such violations.

                  "Change of Control" means (a) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (c) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their affiliates) hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (d) the acquisition by any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than PPM America, Inc., Appaloosa Management LP, Oaktree Capital Management LLC, their respective affiliates or managed funds, or any group consisting of any of them), of more than fifty percent (50%) of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

                  "Company" as used in this Agreement, the term "the Company" includes the Company, any assignee or other successor of interest in the Company, and any parent, subsidiary, or other corporation or partnership under common ownership or control with the Company.




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                  "Confidential Information" means all software, trade secrets, compilations of information, records, specifications, work products in any form owned by the Company or any of its affiliates or created by Executive for the Company or any of its affiliates, including but not limited to, know-how, ideas, techniques, theories, discovery, formulas, plans, charts, designs, drawings, whether patentable or not; lists of current or prospective clients, business plans and proposals, current or prospective business opportunities, financial records, research and development, marketing strategies and programs and reports, including any documentation thereof; and all other secrets and information of a confidential nature of the Company during the Executive's employment with the Company.

                  "Disability" means an inability by the Executive to perform a substantial portion of the Executive's duties by reason of physical or mental incapacity or disability for a total of ninety (90) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the reasonable judgment of a physician selected by the Executive and reasonably acceptable to the Company.

                  "Voluntary Termination" shall mean the voluntary termination by Executive of Executive's employment from the Company by voluntary resignation or any other means(other than (i) death or Disability or (ii) simultaneous with or following termination for Cause or an event which if known to the Company at the time of such voluntary termination by Executive would constitute Cause).

         9.       Miscellaneous Provisions.

                  (a) Arbitration. Any controversy or claim arising out of or relating to this Agreement, including the making, interpretation or breach thereof, or the employment or termination of employment of Executive shall be resolved by expedited arbitration in the City of the principal offices of the Company in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator(s) shall include, but not be limited to, the awarding of injunctive relief. The arbitrator(s) shall include in any award in which Executive is the prevailing party the amount of his reasonable attorneys' fees and expenses and all other reasonable costs and expenses of the arbitration. In the event the arbitrator(s) do not rule in favor of Executive in respect to all of the material claims alleged by Executive, the arbitrator(s) shall include in the award in favor of Executive the amount of Executive's reasonable costs and expenses of the arbitration as the arbitrator(s) deem just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorneys' fees and expenses, and the parties shall bear equally all other costs and expenses of the arbitration. The provisions of this Section 9 shall survive the termination of this Agreement.

                  (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof.


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                  (c) Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

                  (d) Waiver. The failure of either party at any time or times to require performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or waiver of any other term or covenant contained in this Agreement.

                  (e) Notices. Any and all notices or other communications provided for herein shall be given in writing and shall be hand-delivered or sent by United States mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

                                    If  to the Company:

                                    Coho Energy, Inc.

                                    -------------------------------------------

                                    -------------------------------------------
                                    Attention:  Board of Directors

                                    With a copy to:

                                    Munger, Tolles & Olson LLP
                                    355 South Grand Avenue
                                    Los Angeles, California  90071
                                    Attention:  Thomas B. Walper

                                    If to Executive:

                                    Gerald E. Ruley

                                    -------------------------------------------

                                    -------------------------------------------

                                    With a copy to:

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------


provided, however, that any of the parties may, from time to time, give notice to the other parties of some other address to which notices or other communications to such party shall be sent, in which event, notices or other communications to such party shall be sent to such address. Any notice or other communication shall be deemed to have been given and received hereunder as of


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the date the same is actually hand delivered or, if mailed, three days after deposit in the United States mail, postage prepaid, registered or certified, return receipt requested.

                  (f) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed wholly within such state.

                  (g) Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations hereunder, only to a successor by merger or by the purchase of all or substantially all of the assets and business of the Company and such rights and obligations shall inure to, and be binding upon, any such successor.

                  (h) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, heirs, permitted successors and permitted assigns.

                  (i) Captions. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words "herein," "hereof," "hereunder," and the words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

                  (j) Indemnification. The Company agrees that the Executive shall be entitled to indemnification and payment or reimbursement of expenses (including attorneys' fees and expenses) to the fullest extent provided in the Company's Certificate of Incorporation, as in effect on the date hereof and as it may be hereafter amended (but in no event on terms less favorable to the Executive than those in effect on the date hereof), for all damages, losses and expenses incurred by the Executive in connection with any claim, action, suit or proceeding which arises from the Executive's services and/or activities as an officer and/or employee of the Company or any affiliate thereof. This Section shall survive any termination of the term of this Agreement.

                  (k) Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such validity or unenforceability without rendering invalid or unenforceable the

                  (l) remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of he date first above written.

                                  THE COMPANY:

                                  COHO ENERGY, INC.

                                  By:
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------


                                  EXECUTIVE:


                                  ---------------------------------------------
                                  Gerald E. Ruley




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